                                                                       EXHIBIT 4

   ======================================================================



                                   INDENTURE



                           Dated as of August 1, 1996

                                     among

                            AETNA INDUSTRIES, INC.,
                                   as Issuer,

                             MS ACQUISITION CORP.,
                             AETNA HOLDINGS, INC.,
                                 as Guarantors,

                           AETNA EXPORT SALES CORP.,
                            as Subsidiary Guarantor,

                                      and

                  NORWEST BANK MINNESOTA NATIONAL ASSOCIATION,
                                   as Trustee

                                ________________


                                  $85,000,000


                   11 7/8% Senior Notes due 2006, Series A

                   11 7/8% Senior Notes due 2006, Series B


   ======================================================================


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                             CROSS-REFERENCE TABLE



  TIA                                                             Indenture
Section                                                            Section
- -------                                                           ---------
310  (a)(1) ......................................................  7.10
     (a)(2) ......................................................  7.10
     (a)(3) ......................................................  N.A.
     (a)(4) ......................................................  N.A.
     (a)(5) ......................................................  7.10
     (b) .........................................................  7.08; 7.10
     (c) .........................................................  N.A.
311  (a) .........................................................  7.11
     (b) .........................................................  7.11
     (c) .........................................................  N.A.
312  (a) .........................................................  2.05
     (b) .........................................................  11.03
     (c) .........................................................  11.03
313  (a) .........................................................  7.06
     (b)(1) ......................................................  7.06
     (b)(2) ......................................................  7.06; 7.07
     (c) .........................................................  7.05; 7.06;
                                                                    11.02
     (d) .........................................................  7.06
314  (a) .........................................................  4.08; 4.10;
                                                                    11.02
     (b) .........................................................  N.A.
     (c)(1) ......................................................  4.08; 11.04
     (c)(2) ......................................................  11.04
     (c)(3) ......................................................  4.08; 11.04
     (d) .........................................................  N.A.
     (e) .........................................................  11.05
     (f) .........................................................  N.A.
315  (a) .........................................................  7.01(b)
     (b) .........................................................  7.05; 11.02
     (c) .........................................................  7.01(a)
     (d) .........................................................  7.01(c)
     (e) .........................................................  6.11
316  (a)(last sentence) ..........................................  2.09
     (a)(1)(A) ...................................................  6.05
     (a)(1)(B) ...................................................  6.04
     (a)(2) ......................................................  N.A.
     (b) .........................................................  6.07; 9.04
     (c) .........................................................  9.04
317  (a)(1) ......................................................  6.08



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     (a)(2) ........................................................  6.09
     (b) ...........................................................  2.04
     318(a) ........................................................ 11.01
     (c) ........................................................... 11.01
______________________

"N.A." means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
                                  ARTICLE ONE

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


Section 1.01  Definitions ................................................    1
Section 1.02  Incorporation by Reference of TIA ..........................   25
Section 1.03  Rules of Construction ......................................   26


                                  ARTICLE TWO

                                 THE SECURITIES


Section 2.01  Form and Dating ............................................   26
Section 2.02  Execution and Authentication ...............................   27
Section 2.03  Registrar and Paying Agent .................................   28
Section 2.04  Paying Agent To Hold Assets in Trust .......................   29
Section 2.05  Securityholder Lists .......................................   29
Section 2.06  Transfer and Exchange ......................................   29
Section 2.07  Replacement Securities .....................................   30
Section 2.08  Outstanding Securities .....................................   30
Section 2.09  Treasury Securities ........................................   31
Section 2.10  Temporary Securities .......................................   31
Section 2.11  Cancellation ...............................................   31
Section 2.12  Defaulted Interest .........................................   32
Section 2.13  CUSIP Number ...............................................   32
Section 2.14  Deposit of Moneys ..........................................   32
Section 2.15  Book-Entry Provisions for Global Securities ................   32
Section 2.16  Registration of Transfers and Exchanges ....................   34
Section 2.17  Designation ................................................   39



                                 ARTICLE THREE

                                   REDEMPTION


Section 3.01  Notices to Trustee .........................................   39
Section 3.02  Selection of Securities To Be Redeemed .....................   39

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                                                                           Page
                                                                           ----

Section 3.03  Notice of Redemption .......................................   40
Section 3.04  Effect of Notice of Redemption .............................   41
Section 3.05  Deposit of Redemption Price ................................   41
Section 3.06  Securities Redeemed in Part ................................   41



                                  ARTICLE FOUR

                                   COVENANTS


Section 4.01  Payment of Securities ......................................   42
Section 4.02  Maintenance of Office or Agency ............................   42
Section 4.03  Limitation on Incurrence of Additional
               Indebtedness ..............................................   42
Section 4.04  Limitation on Restricted Payments ..........................   43
Section 4.05  Corporate Existence ........................................   45
Section 4.06  Payment of Taxes and Other Claims ..........................   46
Section 4.07  Maintenance of Properties and Insurance ....................   46
Section 4.08  Compliance Certificate; Notice of Default ..................   47
Section 4.09  Compliance with Laws .......................................   48
Section 4.10  SEC Reports ................................................   48
Section 4.11  Waiver of Stay, Extension or Usury Laws ....................   49
Section 4.12  Limitation on Asset Sales ..................................   49
Section 4.13  Limitation on Dividend and Other Payment
               Restrictions Affecting Restricted
               Subsidiaries ..............................................   52
Section 4.14  Limitation on Preferred Stock of
               Restricted Subsidiaries ...................................   53
Section 4.15  Limitation on Liens ........................................   53
Section 4.16  Limitation on Sale and Leaseback
               Transactions ..............................................   54
Section 4.17  Intentionally Omitted ......................................   54
Section 4.18  Limitations on Transactions with
               Affiliates ................................................   54
Section 4.19  Additional Subsidiary Guarantees ...........................   55
Section 4.20  Intentionally Omitted ......................................   56
Section 4.21  Lines of Business ..........................................   56
Section 4.22  Payments for Consent .......................................   56
Section 4.23  Limitation on Designations of
               Unrestricted Subsidiaries .................................   57
Section 4.24  Change of Control ..........................................   57

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                                                                            Page
                                                                            ----
                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION


Section 5.01  Mergers, Consolidations and Sales of
               Assets ......................................................  60
Section 5.02  Successor Corporation Substituted ............................  62



                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


Section 6.01  Events of Default ...........................................   63
Section 6.02  Acceleration ................................................   65
Section 6.03  Other Remedies ..............................................   66
Section 6.04  Waiver of Past Defaults .....................................   66
Section 6.05  Control by Majority .........................................   67
Section 6.06  Limitation on Suits .........................................   67
Section 6.07  Rights of Holders To Receive Payment ........................   68
Section 6.08  Collection Suit by Trustee ..................................   68
Section 6.09  Trustee May File Proofs of Claim ............................   68
Section 6.10  Priorities ..................................................   69
Section 6.11  Undertaking for Costs .......................................   69




                                 ARTICLE SEVEN

                                    TRUSTEE


Section 7.01  Duties of Trustee ...........................................   70
Section 7.02  Rights of Trustee ...........................................   71
Section 7.03  Individual Rights of Trustee ................................   72
Section 7.04  Trustee's Disclaimer ........................................   72
Section 7.05  Notice of Default ...........................................   73
Section 7.06  Reports by Trustee to Holders ...............................   73
Section 7.07  Compensation and Indemnity ..................................   74
Section 7.08  Replacement of Trustee ......................................   75
Section 7.09  Successor Trustee by Merger, Etc. ...........................   76

                                                                            Page
                                                                            ----

Section 7.10  Eligibility; Disqualification ...............................   76
Section 7.11  Preferential Collection of Claims Against
               Company ....................................................   76




                                ARTICLE EIGHT

                   SATISFACTION AND DISCHARGE OF INDENTURE


Section 8.01  Legal Defeasance and Covenant Defeasance ....................   77
Section 8.02  Satisfaction and Discharge ..................................   80
Section 8.03  Survival of Certain Obligations .............................   81
Section 8.04  Acknowledgment of Discharge by Trustee ......................   81
Section 8.05  Application of Trust Assets .................................   82
Section 8.06  Repayment to the Company, Guarantors or
               Subsidiary Guarantors; Unclaimed Money .....................   82
Section 8.07  Reinstatement ...............................................   83




                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 9.01  Without Consent of Holders ..................................   83
Section 9.02  With Consent of Holders .....................................   84
Section 9.03  Compliance with TIA .........................................   86
Section 9.04  Revocation and Effect of Consents ...........................   86
Section 9.05  Notation on or Exchange of Securities .......................   87
Section 9.06  Trustee To Sign Amendments, Etc. ............................   87




                                  ARTICLE TEN

                                   GUARANTEES


Section 10.01  Unconditional Guarantee ....................................   87
Section 10.02  Severability ...............................................   88
Section 10.03  Release of a Subsidiary Guarantor ..........................   89
Section 10.04  Limitation of a Guarantor's or
                Subsidiary Guarantor's Liability ..........................   89

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                                                                            Page
                                                                            ----

Section 10.05  Contribution ...............................................   90
Section 10.06  Waiver of Subrogation ......................................   90
Section 10.07  Execution of Guarantees and Subsidiary
                Guarantees ................................................   91
Section 10.08  Waiver of Stay, Extension or Usury Laws ....................   92





                                 ARTICLE ELEVEN

                                 MISCELLANEOUS


Section 11.01  TIA Controls ...............................................   92
Section 11.02  Notices ....................................................   92
Section 11.03  Communications by Holders with Other
                 Holders ..................................................   94
Section 11.04  Certificate and Opinion as to Conditions
                 Precedent ................................................   94
Section 11.05  Statements Required in Certificate or
                 Opinion ..................................................   94
Section 11.06  Rules by Trustee, Paying Agent, Registrar ..................   95
Section 11.07  Legal Holidays .............................................   95
Section 11.08  Governing Law ..............................................   95
Section 11.09  No Adverse Interpretation of Other
                 Agreements ...............................................   95
Section 11.10  No Recourse Against Others .................................   95
Section 11.11  Successors .................................................   96
Section 11.12  Duplicate Originals ........................................   96
Section 11.13  Severability ...............................................   96
Signatures ................................................................   97



Exhibit A  -    Form of Series A Security
Exhibit B  -    Form of Series B Security
Exhibit C  -    Form of Legend for Global Securities
Exhibit D  -    Transfer Certificate
Exhibit E  -    Transferee Certificate for Institutional
                  Accredited Investors
Exhibit F  -    Transferee Certificate for Regulation S Transfers

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of August 1, 1996, among AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), as Issuer, MS ACQUISITION CORP., a Delaware corporation, and AETNA HOLDINGS, INC., a Delaware corporation, as Guarantors (each a "Guarantor" and, collectively, the "Guarantors"), AETNA EXPORT SALES CORP., a U.S. Virgin Islands corporation, as Subsidiary Guarantor, and NORWEST BANK MINNESOTA NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 11 7/8% Senior Notes due 2006, Series A, and 11 7/8% Senior Notes due 2006, Series B, to be issued in exchange for the 11 7/8% Senior Notes due 2006, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Company, the Guarantors, and the Subsidiary Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the Guarantees and the Subsidiary Guarantees the valid and binding obligations of the Company, the Guarantors, and the Subsidiary Guarantor, respectively, and to make this Indenture a valid and binding agreement of the Company, each of the Guarantors and the Subsidiary Guarantor, have been done.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets by such Person and in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section 4.18.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $250,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.01, (iii) Investments made in compliance with Section 4.04 and (iv) the sale, disposition or other transfer of obsolete, damaged, materially worn or unusable equipment in the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable

Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Berkshire" means, individually and collectively, The Berkshire Fund, Berkshire Partners and each of their respective Permitted Transferees.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) of this definition.

           "Change of Control" means the occurrence of any of the following events:

           (a) prior to the first public offering of Voting Stock of either of the Guarantors or the Company, any person or group, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more of the Permitted Holders, shall be entitled (by "beneficial ownership" (as defined in rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, by contract or otherwise) to designate for election directors of either of the Guarantors or the Company having a majority of the total voting power of the Board of Directors of either of the Guarantors or the Company, as the case may be;

           (b) prior to the first public offering of Voting Stock of the Company, MS Acquisition Corp. shall cease to own 100% of the issued and outstanding Voting Stock of Aetna Holdings, Inc. or Aetna Holdings, Inc. shall cease to own 100% of the Voting Stock of the Company, whether as a result of the issuance of securities of Aetna Holdings, Inc. or the Company, any merger, consolidation, liquidation or dissolution of Aetna Holdings, Inc. or the Company, or any direct or indirect transfer of securities by either of the Guarantors or otherwise; provided that notwithstanding any other provision of this Indenture, including this clause (b), to the contrary, Aetna Holdings, Inc. may cease to exist, whether as a result of merger, consolidation, liquidation, dissolution or by any other means, so long as thereafter (but prior to the first public offering of Voting Stock of the Company), MS Acquisition Corp. owns 100% of the issued and outstanding Voting Stock of the Company;

           (c) after the first public offering of Voting Stock of either of the Guarantors or the Company, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than a majority of the aggregate ordinary voting power of all classes of the Voting Stock of the Company or either of the Guarantors, voting together as a single class;

           (d) after the first public offering of Voting Stock of either of the Guarantors or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company or either of the Guarantors, as the case may be (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or either of the Guarantors, as the case may be, was approved by a vote of a majority of the directors of the Company or either of the Guarantors, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of the total voting power of the Board of Directors of the Company or either of the Guarantors, as the case may be; or

           (e) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

      "Change of Control Offer" has the meaning provided in Section 4.24.

      "Change of Control Payment Date" has the meaning provided in Section 4.24.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

      "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP; (iv) bonuses paid on the Issue Date to officers and directors of the Guarantors and the Company not to exceed $350,000 in the aggregate and (v) any prepayment penalty on Indebtedness of the Company retired on the Issue Date.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction

Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clause
(i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Obligations under Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and the Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) Obligations under Interest Rate Agreements, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Covenant Defeasance" has the meaning provided in Section 8.01.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "CVC Group" means CVC and its Permitted Transferees.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

     "Designation" has the meaning provided in Section 4.23.

     "Designation Amount" has the meaning provided in Section 4.23.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

     "Final Maturity Date" means October 1, 2006.

     "Four Quarter Period" has the meaning provided in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

     "Guarantees" means the unconditional guarantees pursuant to Article Ten by the Guarantors, on a senior basis, to each Holder and the Trustee of the full and prompt performance of the Company's obligations under this Indenture and the Securities, including the payment of principal of and interest on the Securities.

     "Guarantors" means the parties named as such in this Indenture until a successor replaces either of them pursuant to this Indenture and thereafter means such successor as one of the parties.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

     "incur" has the meaning provided in Section 4.03.

     "Indebtedness" means with respect to any Person, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (e) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below,
(g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under currency exchange agreements and Interest Rate Agreements of such Person and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent; (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Purchasers" means Smith Barney Inc., Schroder Wertheim & Co. Incorporated and First Chicago Capital Markets, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Interest Rate Agreement" means an agreement governing any interest rate swap transaction, interest rate cap, collar or floor transaction, interest rate future, any option on any of the above or any similar transaction.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of. The amount of any Investment shall not be adjusted for increases or decreases in value of write-ups or write-downs with respect to such Investment.

     "Issue Date" means the date of original issuance of the Securities.

     "Legal Defeasance" has the meaning provided in Section 8.01.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management" means, individually and collectively, any officer, director or employee of the Company, either of the Guarantors or a Subsidiary of the Company who acquires Voting Stock of the Company or either of the Guarantors on or after the Issue Date and each of their respective Permitted Transferees.

     "Michigan" means, individually and collectively, the State of Michigan, any political subdivision thereof and any pension fund for employees of the State of Michigan or any political subdivision thereof.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, underwriter or placement agent fees and commissions, brokerage, filing and registration fees and trustee fees), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning provided in Section 4.12.

     "Net Proceeds Offer Amount" has the meaning provided in Section 4.12.

     "Net Proceeds Offer Payment Date" has the meaning provided in Section
4.12.

     "Net Proceeds Offer Trigger Date" has the meaning provided in Section
4.12.

       "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

       "Officers' Certificate" means a certificate signed by two Officers of the Company.

       "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee.

       "Participants" has the meaning provided in Section 2.15.

       "Paying Agent" has the meaning provided in Section 2.03.

       "Permitted Holders" means Michigan, Berkshire, Prudential, Management and the CVC Group; provided that Michigan, Berkshire, Prudential, Management and the CVC Group (other than CVC, Citicorp N.A. or any direct or indirect Wholly Owned Subsidiary of Citicorp N.A., in each case, individually or on behalf of the CVC Group, each of which may be a Permitted Holder irrespective of any such entitlement) shall not be a Permitted Holder if it is entitled by "beneficial ownership" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), by contract or otherwise, to designate for election directors of either of the Guarantors or the Company having a majority of the total voting power of the Board of Directors of either of the Guarantors or the Company, as the case may be.

       "Permitted Indebtedness" means, without duplication, each of the following:

       (a) Indebtedness under the Securities, this Indenture, the Guarantees and any Subsidiary Guarantee;

       (b) Indebtedness incurred pursuant to the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (a) the sum of (i) 85% of the net book value of accounts receivable of the Company and the Restricted Subsidiaries and (ii) 60% of the net book value of inventory of the Company and the Restricted Subsidiaries and (b) $35,000,000, in each case reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

           (c) Obligations under Interest Rate Agreements of the Company or a Subsidiary Guarantor covering Indebtedness of the Company or any of the Restricted Subsidiaries and Obligations under Interest Rate Agreements of any Restricted Subsidiary (other than a Subsidiary Guarantor) covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Rate Agreements are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional amount (or, if acceptable, contract amount) of such Obligation does not exceed the principal amount of the Indebtedness to which such Obligation relates;

           (d) Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (e) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (i) any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (ii) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of an incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

           (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

           (g) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

           (h) Refinancing Indebtedness; and

      (i) additional Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

      "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (b) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (c) investments in cash and Cash Equivalents; (d) loans and advances to employees and officers of the Company or any of the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; (e) Obligations under Interest Rate Agreements; provided, however, that such Interest Rate Agreements are entered into to protect the Company, or, if applicable, Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture; (f) Investments in Unrestricted Subsidiaries not to exceed $1,000,000 at any one time outstanding; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;
(i) Investments in the Securities; and (j) Investments not to exceed $1,000,000 at any one time outstanding in Persons a majority of whose revenues are derived from business which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to the automotive industry.

      "Permitted Liens" means the following types of Liens:

           (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

           (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

           (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

           (f) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

           (g) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

           (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

           (j) Liens securing Obligations under Interest Rate Agreements which Obligations relate to Indebtedness that is otherwise permitted under this Indenture; and

           (k) Liens securing Acquired Indebtedness incurred in accordance with
      Section 4.03; provided that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary.

           "Permitted Transferee" means (a) with respect to CVC, (i) Citicorp, any direct or indirect Wholly Owned Subsidiary of Citicorp and any officer, director or employee of CVC, Citicorp or any Wholly Owned Subsidiary of Citicorp, (ii) any spouse or lineal descendent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause
(a)(i) above, (iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the Persons described in clause (a)(i) or (ii) above; (b) with respect to the Berkshire Fund, Berkshire Partners, Prudential Insurance Co. and Pruco Life Insurance Co., each of their respective direct or indirect Wholly Owned Subsidiaries; and (c) with respect to each officer, director and employee of the Company, either of the Guarantors or a Subsidiary of the Company, (i) any spouse or lineal descendent (including by adoption and stepchildren) of such officer, director or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of any such officer, director or employee or any of the Persons described in clause (c)(i) above.

           "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

           "Physical Securities" has the meaning provided in Section 2.01.

           "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

           "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

     "Prudential" means, individually and collectively, Prudential Insurance Co., Pruco Life Insurance Co. and each of their respective Permitted Transferees.

     "Public Equity Offering" has the meaning provided in Paragraph 6 of the Securities.

     "Purchase Agreement" means the purchase agreement dated as of August 8, 1996 by and among the Company, the Guarantors, the Subsidiary Guarantor and the Initial Purchasers.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

     "Reference Date" has the meaning provided in Section 4.04.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.03 (other than pursuant to clause (b), (c), (d), (e), (f), (g) or (i) of the definition of Permitted Indebtedness), in each case that does not
(i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and the Restricted Subsidiaries in connection with such Refinancing) or (ii) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (1) if such Indebtedness being Refinanced is Indebtedness of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Subsidiary Guarantor and (2) if such Indebtedness being Refinanced is subordinate or junior to the Securities or a Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the Securities or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors, the Subsidiary Guarantor and the Initial Purchasers.

     "Regulation S" means Regulation S under the Securities Act.

     "Replacement Assets" has the meaning provided in Section 4.12.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Services of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning provided in Section 4.04.

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.23. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Revocation" has the meaning provided in Section 4.23.

     "Revolving Credit Facility" means the Amended and Restated Credit Agreement dated as of May 6, 1996, as amended by Amendment No. 1 thereto, among the Company, the Guarantors, the Subsidiary Guarantor and NBD Bank, N.A., a Michigan banking corporation, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.03) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Series A Securities" means the 11 7/8% Senior Notes due 2006, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

     "Series B Securities" means the 11 7/8% Senior Notes due 2006, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" means the unconditional guarantee pursuant to Article Ten by a Subsidiary Guarantor, on a senior basis, to each Holder and the Trustee of the full and prompt performance of the Company's obligations under this Indenture and the Securities, including the payment of principal of and interest on the Securities.

     "Subsidiary Guarantor" means (a) the Company's Subsidiary as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

     "Surviving Entity" has the meaning provided in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.23. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" shall have the meaning provided in Section 8.01.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Physical Securities" shall have the meaning set forth in Section
2.01.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of the directors of such corporation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a corporation of which all the outstanding voting securities (other than in the case of a foreign corporation, director's qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable laws) are owned by such Person or a Wholly Owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, the Guarantors, each Subsidiary Guarantor and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.013.  Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.

     The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guarantees and Subsidiary Guarantees, stock exchange rule or usage). The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantees and Subsidiary Guarantees) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02.  Execution and Authentication.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities.

     If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor and each Subsidiary Guarantor shall execute its Guarantee or Subsidiary Guarantee, as the case may be, in the manner set forth in Section 10.07.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $85,000,000 and (ii) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $85,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Neither the Company nor any Affiliate of the Company may act as Paying Agent except as otherwise expressly provided in the form of the Security.

     To the extent the Company makes such payments directly to the Holders, the Company shall simultaneously notify the Trustee thereof in writing.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time, but shall be under no obligation to, during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

     Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.12,
4.24 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry system.

SECTION 2.07.  Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

     The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Guarantor, a Subsidiary Guarantor or any of their respective Affiliates.

SECTION 2.10.  Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor or Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall or Subsidiary Guarantor not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

SECTION 2.13.  CUSIP Number.

     The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Deposit of Moneys.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be to Holders at such Holders registered address or deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or the Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

     (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

     Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

     (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

     (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

     (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

     (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

          (i)  to register the transfer of the Physical Securities;
               or

         (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Physical Security is being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit D hereto); or

            (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

            (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

            (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

            (A) a certification, in substantially the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

            (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

            (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

       (i)  Any Person having a beneficial interest in a Global
            Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

            (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

            (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

            (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

       (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

     (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Designation.

     The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.


                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.

     If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

     If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if the Securities are redeemed pursuant to Paragraph 6 of the Securities, the Securities shall be redeemed solely on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) unless the securities exchange, if any, on which the Securities are listed requires a different method. If the Securities are listed on any national securities exchange, the Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of less than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.   Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

           (1) the Redemption Date;

           (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

           (3) the name and address of the Paying Agent;

           (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

           (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, to the Redemption Date upon surrender to the Paying Agent of the Securities redeemed;

           (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

           (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

           (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.

     On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

     The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

     The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 11.02. The Company hereby initially designates the Norwest Trust Company of New York, 3 New York Plaza, 15th Floor, New York, New York 10004, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.  Limitation on Incurrence of Additional
                Indebtedness.


     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (a) 2.0 to 1.0, if the date of such incurrence is on or prior to August 13, 1997 or (b) 2.25 to 1.0, if the date of such incurrence is after August 13, 1997.

     Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

     The Company will not, and will not permit any Subsidiary Guarantor to incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to any such other Indebtedness.

SECTION 4.04.  Limitation on Restricted Payments.

     The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or either of the Guarantors or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, or (d) make any Investment (other than a Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y) above, any net cash proceeds from a Public Equity Offering to the extent used to redeem the Securities pursuant to the redemption provisions thereof); plus
(z) an amount equal to the consolidated net Investments on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.23.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) (A) the payment of a dividend by the Company on the Issue Date not to exceed $11,715,576 or (B) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution if the dividend or distribution would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness; (4) the making of payments by the Company to either of the Guarantors in an amount not in excess of the Federal, state and local income tax liability that the Company and its Subsidiaries would have been liable for if the Company, together with its Subsidiaries, had filed its tax return on a stand-alone basis; provided that such payments shall be made by the Company no earlier than five days prior to the date on which such Guarantor is required to make its payments to the Internal Revenue Service or state or local taxing authorities, as the case may be; (5) if no Default or Event of Default shall have occurred and be continuing, the making of payments by the Company to either of the Guarantors to pay corporate overhead expenses (including, without limitation, directors' fees and expenses), not to exceed $250,000 in any fiscal year; (6) if no Default or Event of Default shall have occurred and be continuing, the making of payments by the Company to either of the Guarantors to repurchase Capital Stock of such Guarantor beneficially owned by directors, officers and employees of the Company, any of its Subsidiaries or the Guarantors pursuant to the terms of employment contracts or employee benefit plans of the Company, any of its Subsidiaries or the Guarantors not to exceed $500,000 in any fiscal year; (7) if no Default or Event of Default shall have occurred and be continuing, the making of other Restricted Payments not to exceed $2.0 million in the aggregate; and (8) the redemption, repurchase or other acquisition of shares of Capital Stock of the Company in satisfaction of indemnification or similar claims arising under any merger, asset purchase, stock purchase or similar acquisition agreement pursuant to which such shares of Capital Stock were issued. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
(iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1)(B), (2)(B), (3)(B)(I), (5), (6) and (7) shall be included in such calculation.

SECTION 4.05.  Corporate Existence.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.  Maintenance of Properties and Insurance.

     (1) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used or useful to the conduct of its business or the business of any of the Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

     (2) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.  Compliance Certificate; Notice of Default.

     (1) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (2) The annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (3) The Company shall deliver to the Trustee, within ten days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.  Compliance with Laws.

     The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.10.  SEC Reports.

     (1) The Company will file with the SEC all information documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

     (2) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

     (3) For so long as any of the Securities remain outstanding the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitation on Asset Sales.

     The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (c) upon the consummation of an Asset Sale, the Company shall commit in writing to apply, or cause such Restricted Subsidiary to commit in writing to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof, and shall apply, or cause such Restricted Subsidiary to apply, such Net Cash Proceeds within 270 days of receipt thereof, either (i) to the extent the properties or assets that were the subject to such Asset Sale secure Indebtedness incurred in accordance with this Indenture pursuant to a Lien permitted by this Indenture, to prepay any such Indebtedness, (ii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (iii) a combination of prepayment and investment permitted by the foregoing clauses (c)(i) and
(c)(ii). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i), (c)(ii) and (c)(iii) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i), (c)(ii) and (c)(iii) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

     Notice of each Net Proceeds Offer pursuant to this Section 4.12 will be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

           (1) that the Net Proceeds Offer is being made pursuant to Section
      4.12 and that all Securities tendered in whole or in part in integral multiples of $1,000 will be accepted for payment; provided, however, that if the principal amount of Securities tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Cash Proceeds, the Company shall select the Securities to be purchased on a pro rata basis;

           (2) the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law);

           (3) that any Security not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

           (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

     On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

     The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

SECTION 4.13.  Limitation on Dividend and Other Payment
                     Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Indenture; (iii) customary non-assignment provisions of any contract licensing agreement or any lease governing a leasehold interest of any Restricted Subsidiary; (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (v) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(vi) agreements of a Restricted Subsidiary existing at the time such Person became a Subsidiary of the Company and not entered into in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company; (vii) restrictions contained in security, pledge or similar agreements granting a Lien permitted by Section 4.15 to the extent such agreements restrict the transfer of the property subject to any such Lien; (viii) contracts for the sale of assets in a transaction in compliance with Section 4.12, or (ix) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v) or (vii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii), (iv), (v) or (vii).

SECTION 4.14.  Limitation on Preferred Stock of Restricted Subsidiaries.

     The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

SECTION 4.15.  Limitation on Liens.

     The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the

Securities or any Subsidiary Guarantee, the Securities or such Subsidiary Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Securities and the Subsidiary Guarantees are equally and ratably secured, except for (i) Liens existing as of the Issue Date; (ii) to the extent not included in clause (i), Liens securing Indebtedness under the Revolving Credit Facility that do not extend to or cover categories or types of property or assets not covered by Liens securing the Revolving Credit Facility as of the Issue Date; (iii) Liens securing the Securities and the Subsidiary Guarantees;
(iv) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary; (v) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (vi) Permitted Liens.

SECTION 4.16.  Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction unless
(a) immediately after giving pro forma effect to such Sale and Leaseback Transaction (the Attributable Value of such Sale and Leaseback Transaction being deemed to be Indebtedness of the Company), the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03 (assuming a market rate of interest with respect to such additional Indebtedness) and (b) such Sale and Leaseback Transaction complies with Section 4.12.

SECTION 4.17.  Intentionally Omitted.

SECTION 4.18.  Limitations on Transactions with Affiliates.

     (1) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under paragraph (b) of this covenant and (ii) Affiliate Transactions on terms that are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of

Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (2) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;
(ii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments permitted by this Indenture.

SECTION 4.19.  Additional Subsidiary Guarantees.

     If the Company or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary that is not a Subsidiary Guarantor having total consolidated assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary that is not a Subsidiary Guarantor shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article Ten and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

SECTION 4.20.  Intentionally Omitted.

SECTION 4.21.  Lines of Business.

     The Company shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any business, either directly or through any Restricted Subsidiary, except (i) for those businesses in which the Company and the Restricted Subsidiaries were engaged on the Issue Date or businesses which, in the reasonable good faith judgment of the Board of Directors of the Company, are related to the automotive industry and (ii) Permitted Investments.

SECTION 4.22.  Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities, the Guarantees or any Subsidiary Guarantee unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23.  Limitation on Designations of Unrestricted Subsidiaries.

     The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

           (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

           (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
      (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

           (3) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 at the time of Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.04 for all purposes of this Indenture. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.04.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

           (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

           (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.24.  Change of Control.

     (a) Upon the occurrence of a Change of Control (unless, on or prior to the date of such Change of Control, the Company shall have given a notice of redemption with respect to all outstanding Securities), the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day not more than 60 nor less than 30 days following the occurrence of the Change of Control, other than as required by law (the "Change of Control Payment Date"), all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for 20 Business Days (or such longer period as may be required by law) and until the close of business on the Change of Control Payment Date.

     (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall mail, or cause to be mailed, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

           (1) that the Change of Control Offer is being made pursuant to this
      Section 4.24 and that all Securities tendered and not withdrawn will be accepted for payment;

           (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

           (3) that any Security not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

           (8) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.24, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.24, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.24 by virtue thereof.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01.  Mergers, Consolidations and Sales of Assets.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 hereof; provided that in determining the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity, as the case may be, such ratio shall be calculated as if the transaction (including the incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction) no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the foregoing provisions of this Section 5.01(a), nothing in this Indenture shall prohibit the merger of Aetna Industries, Inc., a Michigan corporation, with and into the Company on the Issue Date.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     (c) Each of the Guarantors will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, whether as an entirety or substantially as an entirety, to any Person unless: (i) either (1) either of the Guarantors shall be the surviving or continuing corporation or (2) the Person (if other than either of the Guarantors) formed by such consolidation or into a Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the property and assets of a Guarantor substantially as an entirety (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the Registration Rights Agreement on the part of such Guarantor to be performed or observed; and (ii) such Guarantor or such other Person, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with, the applicable provisions of this Indenture, and that all conditions precedent in this Indenture relating to such transactions have been satisfied.

     (d) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.12) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee;
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of this Section 5.01. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clause (a)(iv) of this
Section 5.01.

SECTION 5.02.  Successor Corporation Substituted.

     In accordance with the foregoing, upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement; provided that solely for purposes of computing amounts described in subclause (iii) of
Section 4.04, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.  Events of Default.

           An "Event of Default" occurs if:

           (1) the Company fails to pay interest on any Security for a period of 30 days after the same becomes due and payable; or

           (2) the Company fails to pay the principal of or premium on any Security, when such principal or premium becomes due and payable, whether at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or Net Proceeds Offer); or

           (3) the Company, a Guarantor or any Subsidiary Guarantor defaults in the observance or performance of any other covenant or agreement contained in this Indenture, the Securities, any Guarantee or any Subsidiary Guarantee, which default continues for a period of 30 days after (x) the Company receives written notice specifying the default and requiring the Company to remedy the same from the Trustee or (y) the Company and the

      Trustee receive such a notice from Holders of at least 25% in principal amount of outstanding Securities (except in the case of a default with respect to Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); or

           (4) the Company or a Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) which default (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "principal payment default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a principal payment default or the maturity of which has been so accelerated, aggregates at least $5,000,000; or

           (5) the Company or any of its Significant Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or
      (G) takes any corporate action to authorize or effect any of the foregoing; or

           (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

           (8) any of the Guarantees or the Subsidiary Guarantees ceases to be in full force and effect, or any of the Guarantees or the Subsidiary Guarantees is declared to be null and void and unenforceable or any of the Guarantees or the Subsidiary Guarantees is found to be invalid or any of the Guarantors or the Subsidiary Guarantors denies its liability under its Guarantee or Subsidiary Guarantee, as the case may be (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

     The Trustee shall, within 30 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.  Acceleration.

     If an Event of Default (other than an Event of Default specified in clause
(5) or (6) above) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in clause (5) or (6) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities then outstanding may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clauses (5) and (6) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Guarantees or any Subsidiary Guarantees.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

     Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.

     The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Company satisfactory to it in its sole discretion against any loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture, the Securities, any Guarantee or Subsidiary Guarantee unless:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section
7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

           First:  to the Trustee for amounts due under Section 7.07;

           Second: if the Holders are forced to proceed against the Company, a Guarantor, a Subsidiary Guarantor or any other obligor on the Securities directly without the Trustee, to Holders for their collection costs;

           Third: to Holders for amounts due and unpaid on the Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and interest, respectively; and

           Fourth: to the Company, the Guarantors or any Subsidiary Guarantors, as their respective interests may appear.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE


SECTION 7.01.  Duties of Trustee.

     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

     (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:


           (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

           Subject to Section 7.01:

           (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

           (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a person who is an employee of the Trustee) appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

           (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

           (g) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust Services and such notice references the Securities generally, the Company or this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, the Guarantors, any Subsidiary Guarantors and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.  Notice of Default.

     If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Excess Proceeds Payment Date pursuant to an Asset Sale Offer, or the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.

     This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

     Within 60 days after each May 15 of each year beginning with 1996, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section Section 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

     The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee's agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section
8.01 hereof.

     The Company shall indemnify the Trustee, its directors, officers and employees and each predecessor trustee for, and hold it harmless against, any loss, liability or expense incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

           (1) the Trustee fails to comply with Section 7.10;

           (2) the Trustee is adjudged a bankrupt or an insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10.  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Section Section 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Company.

     The Trustee, in its capacity as Trustee hereunder shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section  311(a) to the extent indicated.


                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Securities to receive payment in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations to issue temporary Securities, register the transfer or exchange of any Securities, replace mutilated, destroyed, lost or stolen Securities and maintain an office or agency for payments in respect of the Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of this Indenture. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.24 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor or Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4) or (7) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

           (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

           (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

           (3) The Trustee shall have received Officers' Certificates stating that No Default of Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(5) or (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

           (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case of such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

           (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

           (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company, a Guarantor, any Subsidiary Guarantor or any Subsidiary of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, a Guarantor, any Subsidiary Guarantor or any Subsidiary of the Company or others;

           (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company or any Guarantor or Subsidiary Guarantor other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

           (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit.

           In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.

           In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

           (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

           (2) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

           (3) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and

           (4) there exists no Default or Event of Default under this Indenture; and

           (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.

           Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02 and 6.07, Article
Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.

           Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Assets.

     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with
Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.  Repayment to the Company, Guarantors or Subsidiary Guarantors;
                Unclaimed Money.

     Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor or Subsidiary Guarantor, to such Guarantor or Subsidiary Guarantor, as the case may be, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor or Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 2 years from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor or Subsidiary Guarantor, as the case may be, Security holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's and Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors or Subsidiary Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Guarantors or Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION  9.01.  Without Consent of Holders.

           The Company, the Guarantors and the Subsidiary Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

           (1) to cure any ambiguity, defect or inconsistency;

           (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company or a Guarantor or Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor or Subsidiary Guarantor herein and in the Securities or a Guarantee or a Subsidiary Guarantee, as the case may be;

           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

           (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder; or

           (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

           (6) to add or release any Subsidiary Guarantor pursuant to the terms of this Indenture;

provided that each of the Company, the Guarantors and the Subsidiary Guarantors has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

           Subject to Section 6.07, the Company, the Guarantors and the Subsidiary Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities, the Guarantees and any Subsidiary Guarantees without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

           (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities, the Guarantees or the Subsidiary Guarantees;

           (2) reduce the rate or change or have the effect of changing the time for payment of interest, including default interest, on any Security;

           (3) reduce the principal amount of any Security;

           (4) change or have the effect of changing the Final Maturity Date of any Security, or alter the redemption or repurchase provisions contained in this Indenture or the Securities in a manner adverse to any Holder;

           (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

           (6) make any changes in Section 6.04, 6.07 or this Section 9.02;

           (7) make the principal of, premium or the interest on any Security payable in money other than as provided for in this Indenture, the Securities, the Guarantees and the Subsidiary Guarantees as in effect on the date hereof;

           (8) affect the ranking of the Securities, the Guarantees or the Subsidiary Guarantees, in each case in a manner adverse to the Holders;

           (9) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

           (10) release any Guarantor or Subsidiary Guarantor from any of its obligations under its Guarantee or Subsidiary Guarantee, as the case may be, or this Indenture otherwise than in accordance with the terms of this Indenture.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

     From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under Section 7.07 for any such expense.


                                  ARTICLE TEN

                                   GUARANTEE


SECTION  10.01.  Unconditional Guarantee.

     Each Guarantor and Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that: (i) the principal of, premium and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Guarantor and

Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor or Subsidiary Guarantor. Each Guarantor and Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee or Subsidiary Guarantee, as the case may be, will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Guarantees and each Subsidiary Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor or Subsidiary Guarantor, any amount paid by the Company or any Guarantor or Subsidiary Guarantor to the Trustee or such Securityholder, each Guarantee and Subsidiary Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor and Subsidiary Guarantor further agrees that, as between each Guarantor or Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Guarantee and Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor and Subsidiary Guarantor for the purpose of its Guarantee or Subsidiary Guarantee, as the case may be.

SECTION 10.02.  Severability

     In case any provision of a Guarantee or Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.  Release of a Subsidiary Guarantor.

     If all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.12, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation or other entity acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Obligations under its Subsidiary Guarantee.

     The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of an interest on the Securities as provided in this Article Ten.

SECTION 10.04.  Limitation of a Guarantor's or Subsidiary Guarantor's Liability.

     Each Guarantor and Subsidiary Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor or Subsidiary Guarantor, as the case may be, pursuant to its Guarantee or Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor and Subsidiary Guarantor hereby irrevocably agree that the obligations of each Guarantor and Subsidiary Guarantor under its Guarantee or Subsidiary Guarantee, as the case may be, shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor or Subsidiary Guarantor, as the case may be, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor or Subsidiary Guarantor, as the case may be, in respect of the obligations of such other Guarantor or Subsidiary Guarantor, as the case may be, under its Guarantee or Subsidiary Guarantee, as the case may be, or pursuant to Section 10.05, result in the obligations of such Guarantor or Subsidiary Guarantor under its Guarantee or Subsidiary Guarantee, as the case may be, not constituting such fraudulent transfer or conveyance.

SECTION 10.05. Contribution.

     In order to provide for just and equitable contribution among the Guarantors and Subsidiary Guarantors, the Guarantors and Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor or Subsidiary Guarantor (a "Funding Guarantor") under its Guarantee or Subsidiary Guarantee, as the case may be, such Funding Guarantor shall be entitled to a contribution from all other Guarantors and Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor and Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to its Securities or any other Guarantor's or Subsidiary Guarantor's obligations with respect to its Guarantee or Subsidiary Guarantee, as the case may be. "Adjusted Net Assets" of a Guarantor or Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor or Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee or Subsidiary Guarantee, as the case may be, of such Guarantor or Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor or Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor or Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee or Subsidiary Guarantee of such Guarantor or Subsidiary Guarantor, as the case may be, as they become absolute and matured.

SECTION 10.06.  Waiver of Subrogation.

     Until all Guarantee or Subsidiary Guarantee Obligations are paid in full, each Guarantor and Subsidiary Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's or Subsidiary Guarantor's obligations under its Guarantee or Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor or Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor or Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, in accordance with the terms of this Indenture. Each Guarantor and Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07.  Execution of Guarantees and Subsidiary Guarantees.

     To evidence their guarantee to the Securityholders set forth in this Article Ten, the Guarantors and Subsidiary Guarantors hereby agree to execute a Guarantee or Subsidiary Guarantee, as the case may be, in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor and Subsidiary Guarantor hereby agrees that its Guarantee and Subsidiary Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee or Subsidiary Guarantee, as the case may be. Each such Guarantee or Subsidiary Guarantee shall be signed on behalf of each Guarantor or Subsidiary

Guarantor, as the case may be, by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee or Subsidiary Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee or Subsidiary Guarantee, as the case may be, on behalf of such Guarantor or Subsidiary Guarantor. Such signatures upon the Guarantee or Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee or Subsidiary Guarantee, and in case any such officer who shall have signed the Guarantee or Subsidiary Guarantee shall cease to be such officer before the Security on which such Guarantee or Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee or Subsidiary Guarantee had not ceased to be such officer of the Guarantor or Subsidiary Guarantor, as the case may be.

SECTION 10.08.  Waiver of Stay, Extension or Usury Laws.

     Each Guarantor and Subsidiary Guarantor convenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor or Subsidiary Guarantor from performing its Guarantee or Subsidiary Guarantee, as the case may be, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor and Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS


SECTION 11.01.  TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.  Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company, a Guarantor or a Subsidiary Guarantor:

     Aetna Industries, Inc.
     24331 Sherwood Avenue
     P.O. Box 3067
     Centerline, Michigan  48015-0067

     Attention:  Chief Executive Officer

     Facsimile:  (810) 759-0508
     Telephone:  (810) 759-2200

     if to the Trustee:

     Norwest Bank Minnesota National Association
     6th and Marquette
     Minneapolis, Minnesota  55479-0069

     Attention:  Corporate Trust Services

     Facsimile:  (612) 667-9825
     Telephone:  (612) 667-8058

     Each of the Company and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, a Guarantor or a Subsidiary Guarantor or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities, the Guarantees or the Subsidiary Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section  312(c).

SECTION 11.04.  Certificate and Opinion
                  as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

           (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

           (1) a statement that the person making such certificate or opinion has read such covenant or condition;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

     The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Legal Holidays.

     If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 11.08.  Governing Law.

     THIS INDENTURE, THE SECURITIES, THE GUARANTEES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries, any Guarantor or any Subsidiary Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  No Recourse Against Others.

     A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries, any of the Guarantors or any of the Subsidiary Guarantors shall not have any liability for any obligations of the Company, the Guarantors or the Subsidiary Guarantors under the Securities, this Indenture, the Guarantees or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.  Successors.

     All agreements of the Company, the Guarantors and the Subsidiary Guarantors in this Indenture, the Securities, the Guarantees and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.  Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.  Severability.

     In case any one or more of the provisions in this Indenture, in the Securities, in the Guarantees or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                            AETNA INDUSTRIES, INC.


                                            By: /s/ Ueli Spring
                                               -------------------------
                                                Name:  Ueli Spring
                                                Title: President and Chief
                                                       Executive Officer

                                            NORWEST BANK MINNESOTA
                                             NATIONAL ASSOCIATION
                                            as Trustee


                                            By: /s/ Curtis D. Schwegman
                                               -------------------------
                                                Name:  Curtis D. Schwegman
                                                Title: Assistant Vice President


                                            THE GUARANTORS:


                                            MS ACQUISITION CORP.


                                            By: /s/ Ueli Spring
                                               -------------------------
                                                Name:  Ueli Spring
                                                Title: President and Chief
                                                       Executive Officer

                                            AETNA HOLDINGS, INC.


                                            By: /s/ Ueli Spring
                                               -------------------------

                                          Name:  Ueli Spring
                                                ------------------------------
                                          Title: President and Chief
                                                 Executive Officer

                                          THE SUBSIDIARY GUARANTOR:

                                                AETNA EXPORT SALES CORP.


                                          By: /s/ Ueli Spring
                                             ---------------------------------
                                               Name:  Ueli Spring
                                               Title: President and Chief
                                                      Executive Officer

                                                                       EXHIBIT A


                          [FORM OF SERIES A SECURITY]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             AETNA INDUSTRIES, INC.

                              11 7/8% Senior Notes
                         due October 1, 2006, Series A


                                                                 CUSIP No.:
No. [       ]                                                        $[        ]

     AETNA INDUSTRIES, INC., a Delaware corporation (the "Company", which term
includes any successor corporation), for value received promises to pay to [   ]
or registered assigns, the principal sum of $[          ] Dollars, on
October 1, 2006.

     Interest Payment Dates:  April 1 and October 1 commencing April 1, 1997

     Record Dates:  March 15 and September 15

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:


                                                  AETNA INDUSTRIES, INC.


                                                  By:
                                                      --------------------------
                                                           Name:
                                                           Title:


                                                  By:
                                                      --------------------------
                                                           Name:
                                                           Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 11 7/8% Senior Notes due 2006, Series A, described in the within-mentioned Indenture.


Dated:                                      NORWEST BANK MINNESOTA
                                             NATIONAL ASSOCIATION,
                                            as Trustee



                                            By
                                               ---------------------------------
                                                   Authorized Signatory

                             (REVERSE OF SECURITY)

                             AETNA INDUSTRIES, INC.

                              11 7/8% Senior Notes
                         due October 1, 2006, Series A

1. Interest.

     AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 1 and October 1 of each year (an "Interest Payment Date"), commencing April 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

     Initially, Norwest Bank Minnesota National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture, Guarantees and Subsidiary Guarantees.

     The Company issued the Securities under an Indenture, dated as of August 1, 1996 (the "Indenture"), among the Company, the Guarantors, the Subsidiary Guarantor and the Trustee.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $85,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors and Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5. Optional Redemption.

     The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:

              Year                                            Percentage
              ----                                            ----------
              2001 ........................................    105.938%
              2002 ........................................    103.958%
              2003 ........................................    101.979%
              2004 and thereafter .........................    100.000%


6. Optional Redemption upon Public Equity Offering.

     At any time, or from time to time, on or prior to October 1, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to $25,000,000 aggregate principal amount at a redemption price equal to 110.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $60,000,000 aggregate principal amount of Securities remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 90 days after the consummation of such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company or either of the Guarantors pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act; provided that, in the event of a Public Equity Offering by either of the Guarantors, it contributes to the capital of the Company the portion of the net cash proceeds of such Public

Equity Offering necessary to pay the aggregate redemption price, plus accrued and unpaid interest, if any, to the redemption date of the Securities to be redeemed pursuant to the preceding paragraph.

7. Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8. Change of Control Offer.

     Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9. Limitation on Disposition of Assets.

     The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10. Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

     The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

16. Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, the Guarantors, any Subsidiary Guarantors and their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19. Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22. Registration Rights.

     Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 11 7/8% Senior Notes due 2006, Series B (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Aetna Industries, Inc., 24331 Sherwood Avenue, P.O. Box 3067, Centerline, Michigan 48015-0067, Attn: Chief Executive Officer.

                      GUARANTEES AND SUBSIDIARY GUARANTEE


     The Guarantors and the Subsidiary Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor" or "Subsidiary Guarantor", as the case may be, which terms respectively include any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantees by each Guarantor and Subsidiary Guarantor being referred to herein as a "Guarantee" and "Subsidiary Guarantee", respectively) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor or Subsidiary Guarantor shall have any liability under a Guarantee or Subsidiary Guarantee, as the case may be, by reason of his or its status as such stockholder, officer, director or incorporator.

     The Guarantees and Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantees and Subsidiary Guarantee are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                               GUARANTORS:

                                                MS ACQUISITION CORP.


                                                By:
                                                   -----------------------------
                                                      Name:
                                                      Title:


                                                By:
                                                   -----------------------------
                                                      Name:
                                                      Title:


                                                AETNA HOLDINGS INC.

                                               By:
                                                  ------------------------------
                                                      Name:
                                                      Title:


                                               By:
                                                  ------------------------------
                                                      Name:
                                                      Title:


                                              SUBSIDIARY GUARANTOR:

                                               AETNA EXPORT SALES CORP.


                                               By:
                                                  ------------------------------
                                                      Name:
                                                      Title:


                                               By:
                                                  ------------------------------
                                                      Name:
                                                      Title:

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.



Dated: ____________________               Signed:_______________________________
                                                    (Sign exactly as
                                                    name appears on the
                                                    other side of this
                                                    Security)


Signature Guarantee: ___________________________________________________________
                              Participant in a recognized Signature
                              Guarantee Medallion Program (or other
                              signature guarantor program reasonably
                              acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, check the appropriate box:

Section 4.12 [      ] Section 4.24 [      ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, state the amount: $_____________


Date:_________________    Your Signature: ______________________________________
                                                        (Sign exactly as
                                                        your name appears
                                                        on the other side
                                                        of this Security)


Signature Guarantee:_______________________________________

                                                                       EXHIBIT B



                          [FORM OF SERIES B SECURITY]


                             AETNA INDUSTRIES INC.

                              11 7/8% Senior Notes
                         due October 1, 2006, Series B

                                                               CUSIP No.: [    ]
No. [   ]                                                           $[         ]

     AETNA INDUSTRIES INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
[        ] or registered assigns, the principal sum of $[          ] Dollars, on
October 1, 2006.

     Interest Payment Dates:  April 1 and October 1 commencing April 1, 1997

     Record Dates:  March 15 and September 15

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:


                                             AETNA INDUSTRIES, INC.



                                             By:
                                                --------------------------------
                                                            Name:
                                                            Title:


                                             By:
                                                --------------------------------
                                                            Name:
                                                            Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 11 7/8% Senior Notes due 2006, Series B, described in the within-mentioned Indenture.


Dated:                                           NORWEST BANK MINNESOTA
                                                  NATIONAL ASSOCIATION,
                                                 as Trustee



                                                 By
                                                   -----------------------------
                                                       Authorized Signatory

                             (REVERSE OF SECURITY)

                             AETNA INDUSTRIES, INC.

                              11 7/8% Senior Notes
                         due October 1, 2006, Series B
1. Interest.

     AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 1 and October 1 of each year (an "Interest Payment Date"), commencing April 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

     Initially, Norwest Bank Minnesota National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture, Guarantees and Subsidiary Guarantees.

     The Company issued the Securities under an Indenture, dated as of August 1, 1996 (the "Indenture"), among the Company, the Guarantors, the Subsidiary Guarantor and the Trustee.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $85,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors and Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5. Optional Redemption.

     The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:


         Year                                                Percentage
         ----                                                ----------
         2001 ...........................................     105.938%
         2002 ...........................................     103.958%
         2003 ...........................................     101.979%
         2004 and thereafter ............................     100.000%


6. Optional Redemption upon Public Equity Offering.

     At any time, or from time to time, on or prior to October 1, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to $25,000,000 aggregate principal amount, at a redemption price equal to 110.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $60,000,000 aggregate principal amount of Securities remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 90 days after the consummation of such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company or either of the Guarantors pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act; provided that, in the event of a Public Equity Offering by either of the Guarantors, it contributes to the capital of the Company the portion of the net cash proceeds of such Public

Equity Offering necessary to pay the aggregate redemption price, plus accrued and unpaid interest, if any, to the redemption date of the Securities to be redeemed pursuant to the preceding paragraph.

7. Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8. Change of Control Offer.

     Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9. Limitation on Disposition of Assets.

     The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10. Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

     The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

16. Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, the Guarantors, any Subsidiary Guarantors and their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19. Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Aetna Industries, Inc., 24331 Sherwood Avenue, P.O. Box 3067, Centerline, Michigan 48015-0067, Attn: Chief Executive Officer.

                      GUARANTEES AND SUBSIDIARY GUARANTEE


     The Guarantors and Subsidiary Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor" or "Subsidiary Guarantor", as the case may be, which terms respectively include any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantees by each Guarantor and Subsidiary Guarantor being referred to herein as a "Guarantee" and "Subsidiary Guarantee", respectively) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor or Subsidiary Guarantor shall have any liability under a Guarantee or Subsidiary Guarantee, as the case may be, by reason of his or its status as such stockholder, officer, director or incorporator.

     The Guarantees and Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantees and Subsidiary Guarantee are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                              GUARANTORS:

                                               MS ACQUISITION CORP.


                                               By:
                                                  ------------------------------
                                                    Name:
                                                    Title:


                                               By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        AETNA HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:


                                       SUBSIDIARY GUARANTOR:

                                        AETNA EXPORT SALES CORP.


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:


                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:  ____________________               Signed:______________________________
                                                           (Sign exactly as
                                                           name appears on the
                                                           other side of this
                                                           Security)


Signature Guarantee: ___________________________________________________________
                              Participant in a recognized Signature
                              Guarantee Medallion Program (or other
                              signature guarantor program reasonably
                              acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, check the appropriate box:

Section 4.12 [      ] Section 4.24 [      ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, state the amount: $___________


Date:__________________   Your Signature: _____________________________________
                                                        (Sign exactly as
                                                        your name appears
                                                        on the other side
                                                        of this Security)


Signature Guarantee:____________________________________________________________

                                                                       EXHIBIT C



                      FORM OF LEGEND FOR GLOBAL SECURITIES

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D



                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES


     Re: 11 7/8% Senior Notes due 2006, Series A, and 11 7/8% Senior Notes due 2006, Series B
         (the "Securities"), of Aetna Industries, Inc.


     This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

    / /   has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

    / /   has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

    / /   Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

    / /   Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

    / /   Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

    / /   Such Security is being transferred in reliance on Regulation S under the Act

        / / Such Security is being transferred in reliance on Rule 144 under the Act.

        / / Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                             -----------------------------------
                                             [INSERT NAME OF TRANSFEROR]


                                             By:
                                                  ------------------------------
                                                  [Authorized Signatory]

Date:
      -------------------
     *Check applicable box.

                                                                       EXHIBIT E



                           Form of Certificate To Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors

                                                           _______________, ____

Norwest Bank Minnesota National Association
6th and Marquette
Minneapolis, Minnesota  55479-0069
Attention:  Corporate Trust Services

     Re:  Aetna Industries, Inc. (the "Company")
             Indenture (the "Indenture") relating to
             11 7/8% Senior Notes due 2006, Series A, or 11 7/8% Senior Notes due 2006, Series B

Ladies and Gentlemen:

             In connection with our proposed purchase of 11 7/8% Senior Notes due 2006, Series A, or 11 7/8% Series Notes due 2006, Series B (the "Securities"), of Aetna Industries, Inc. (the "Company"), we confirm that:

             1. We have received such information as we deem necessary in order to make our investment decision.

             2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

             3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulations S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

             4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

             5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

             6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                Very truly yours,

                                                [Name of Transferor]



                                                By:
                                                    ----------------------------
                                                        [Authorized Signatory]

                                                                       EXHIBIT F



                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers

                                                           _______________, ____


Norwest Bank Minnesota National Association
6th and Marquette
Minneapolis, Minnesota  55479-0069
Attention:  Corporate Trust Services

     Re:  Aetna Industries, Inc. (the "Company") 11 7/8%
            Senior Notes due 2006, Series A, and 11 7/8%
            Senior Notes due 2006, Series B (the "Securities")

Dear Sirs:

     In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(1)   the offer of the Securities was not made to a person in the United States;

           (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

           (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                                Very truly yours,

                                                [Name of Transferor]


                                                By:
                                                   -----------------------------
                                                        [Authorized Signature]










                                     -2-